UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2022

Shockwave Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38829	27-0494101
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5403 Betsy Ross Drive

Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)

(510) 279-4262

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWAV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2022, in connection with the effectiveness of new Securities and Exchange Commission rules regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”), and a periodic review of the bylaws of Shockwave Medical, Inc. (the “Company”), the Company’s board of directors (the “Board”) approved and adopted the Company’s second amended and restated bylaws (the “Second Amended and Restated Bylaws”), which became immediately effective.

Among other things, the amendments effected by the Second Amended and Restated Bylaws:

•	revise certain provisions relating to adjournment procedures to conform to recent amendments to the DGCL;

•

revise and enhance the procedures and disclosure requirements set forth in the advance notice bylaw provisions, including (1) requiring additional information, representations and disclosures from proposing stockholders, proposed nominees and other persons in connection with a stockholder’s solicitation of proxies, (2) restricting the number of nominees a stockholder may nominate for election at a meeting to the number of directors to be elected at such meeting, (3) requiring that proposed nominees be available for interviews by the Board or any committee thereof, and (4) clarifying the procedures for delivery of documents required to be delivered pursuant to the Company’s advance notice bylaw provisions in order to provide the Company with more certainty around the receipt of documents thereunder;

•

address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rules”) (e.g., providing that stockholders delivering a notice of nomination certify to the Company in writing that they have complied with the Universal Proxy Rules requirements, providing the Company a remedy if a stockholder fails to satisfy the Universal Proxy Rules requirements, requiring that a stockholder providing notice pursuant to the advance notice bylaws inform the Company if a stockholder no longer plans to solicit proxies in accordance with the Universal Proxy Rules, and requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the meeting, etc.);

•	require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;

•

add and amend existing notice provisions to provide clarity and certainty regarding the delivery of notice to and by the Company and to reflect amendments to the DGCL relating to electronic transmission of notices to stockholders;

•	revise the provision regarding the size of the Board to provide that the size of the Board shall be fixed exclusively by resolution adopted by the majority of the Board from time to time;

•

add an emergency bylaw provision to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a committee thereof from being achieved;

•	add a provision regarding the Company’s publication of the list of stockholders entitled to vote at stockholder meetings in accordance with recent amendments to the DGCL; and

•	add an indemnification provision to provide clarity regarding the terms and procedures for the Company’s indemnification of its directors and officers.

The Second Amended and Restated Bylaws also incorporate ministerial, clarifying and conforming changes, including changes to align with the language used in certain provisions of the DGCL and the Universal Proxy Rules.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of Shockwave Medical, Inc. (as amended and restated on December 22, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOCKWAVE MEDICAL, INC.

Date: December 23, 2022	By:	/s/ Daniel K. Puckett
Daniel K. Puckett
Chief Financial Officer